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                  [LETTERHEAD OF STINSON MORRISON HECKER LLP]


                                                                     Exhibit 8.1

November 11, 2002

Inergy, L.P.
Two Brush Creek Boulevard, Suite 200
Kansas City, Missouri 64112

     Re: Inergy, L.P.; Registration Statement on Form S-3

Ladies and Gentlemen:

     We acted as counsel to Inergy, L.P., a Delaware limited partnership (the "Partnership"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act") of common units (the "Common Units") representing limited partner interests in the Partnership pursuant to the Partnership's Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission on or about November 11, 2002.

     We prepared the discussion set forth under the caption "Tax Considerations" in the Registration Statement (the "Discussion"). Capitalized terms not defined herein shall have the meanings given to them in the Registration Statement. All statements of legal conclusions contained in the Discussion, unless otherwise noted, reflect our opinion with respect to the matters set forth therein as of the effective date of the Registration Statement.

     We are of the opinion that the federal income tax discussion in the Registration Statement with respect to those matters as to which no legal conclusions are provided accurately describes such federal income tax matters (except for the representations and statements of fact of the Partnership and its General Partners, included in such discussion, as to which we express no opinion).

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement. This consent does not constitute an admission that we are "experts" within the meaning of such term as used in the Securities Act of 1933, as amended.

                                              Very truly yours,

                                              /s/  STINSON MORRISON HECKER LLP

                                              STINSON MORRISON HECKER LLP